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                                                                      EXHIBIT 3


                      ARTICLES AND CERTIFICATE OF MERGER
                            OF DOMESTIC CORPORATION
                       INTO VALLEY NATIONAL CORPORATION
                (Name changed to FRONTIER NATIONAL CORPORATION)

     Pursuant to the provisions of Section 10-2B-11.01 et seq. of the Alabama Code Annotated and Sections 252 of the Delaware General Corporation Law, the undersigned corporations adopt the following articles of merger for the purpose of merging into a single corporation:

1. The name and state of incorporation of each of the constituent corporations are:

          (a) First National Sylacauga Corporation, a Delaware corporation; and

          (b) Valley National Corporation, an Alabama corporation.

2. A Merger Agreement and the attached Plan of Merger was approved by each of the undersigned corporations in the manner prescribed by the Alabama Business Corporation Act and the Delaware General Corporation Law. The name of the surviving corporation is Frontier National Corporation, and it will be governed by the laws of the State of Alabama. The certificate of incorporation of Valley National Corporation shall be the certificate of incorporation of the Surviving Corporation.

3. As to Valley National Corporation, the Plan was duly adopted at a meeting of the shareholders of Class A Common Stock on August 21, 1998, where 785,900 undisputed votes were cast for the Plan of Merger, such amount being sufficient for approval by that voting group. The only outstanding shares are 814,800 shares of Class A Common Stock which represent a like number of votes to be cast.

4. As to First National Sylacauga Corporation, the Plan was duly adopted at a meeting of the shareholders of common stock on August 21, 1998, where 90,391 undisputed votes were cast for the Plan of Merger, such amount being sufficient for approval by that voting group. The only outstanding shares are 100,995 shares of common stock which represent a like number of votes to be cast.

5. The Articles of Incorporation of Valley National Corporation are filed in Marshall County, Alabama, and for First National Sylacauga Corporation in the State of Delaware.

6.        The effective date of these Articles of Merger is August 24, 1998.

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7.        The executed Merger Agreement is on file at the principal place of business of Valley National Corporation at 1011 North Lanier Avenue, Lanett, Alabama, 36863.


8. A copy of the Merger Agreement will be furnished by Valley National Corporation, on request and without cost, to any stockholder of First National Sylacauga Corporation, or Valley National Corporation.

9. The Surviving Corporation hereby agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of First National Sylacauga Corporation, as well as for enforcement of any obligation of Valley National Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to 8 Del. C. (S) 262, and the Surviving Corporation hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings and a copy of such process shall be mailed by the Secretary of State to Valley National Corporation at the address above.

Dated: August 21, 1998

ATTEST:                            VALLEY NATIONAL CORPORATION


/s/ Kerri C. Newton                By:   /s/ Steven R. Townson
-------------------                   ------------------------------------------
Secretary
                                   Title:  President and Chief Executive Officer

                                   FIRST NATIONAL SYLACAUGA
ATTEST:                            CORPORATION


/s/ Mary S. Judah                  By:   /s/ Harry I. Brown, Jr.
-------------------                    -----------------------------------------
Secretary
                                   Title:  President and Chief Executive Officer